CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated June 28, 2018, for the Pacer Funds Trust, which includes the Pacer Trendpilot® US Large Cap ETF, Pacer Trendpilot® US Mid Cap ETF, Pacer Trendpilot® 100 ETF, Pacer Trendpilot® European Index ETF, Pacer Global Cash Cows Dividend ETF, Pacer US Cash Cows 100 ETF, Pacer US Small Cap Cash Cows 100 ETF, Pacer Developed Markets International Cash Cows 100 ETF, Pacer WealthShield ETF, and Pacer Military Times Best Employers ETF (collectively the “Funds”), and to all references to our firm included in or made a part of this Post Effective Amendment No. 32 under the Securities Act of 1933 and Post-Effective Amendment No. 34 under the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Funds.

Abington, Pennsylvania /s/ Sanville & Company
August 28, 2018